Exhibit 10.50
BANK OF AMERICA, N.A.
100 Federal Street
Boston, Massachusetts 02110
As of: May 14, 2007
Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460
Attention: Stephen L. Day, President
     Re:  Dover Saddlery, Inc. Financing Arrangements
Dear Steve:
     We refer to the Amended and Restated Loan Agreement dated as of December 11, 2003 (as amended, the “Loan Agreement”) between Dover Saddlery, Inc. and Bank of America, N.A. (successor by merger to Fleet National Bank). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
     You have informed us that the Borrower has failed to comply with and observe the covenants contained in Sections 5.17, 5.18, 5.19 and 5.20 of the Loan Agreement with respect to its fiscal quarter ended March 31, 2007, which such failure constitutes separate “Events of Default” under Section 6.1(ii)(x) of the Loan Agreement.
     You have requested on behalf of the Borrower that the Bank waive the foregoing Events of Default under the Loan Agreement. This letter will confirm that the Bank is willing to waive the breach by the Borrower of the covenants contained in Sections 5.17, 5.18, 5.19 and 5.20 of the Loan Agreement insofar as (and only to the limited extent that) (i) any such breach has occurred with respect to the fiscal quarter of the Borrower ended March 31, 2007, and (ii) the Subordinated Lender shall have simultaneously waived all continuing Defaults or Events of Default under (and as defined in) the Subordinated Debt Documents.
     This Waiver is a one-time waiver only, and does not constitute a waiver of (i) any other breach of the Loan Agreement, whether existing prior to, on or arising after March 31, 2007 including without limitation, any breach arising after such date of the same type or nature, or (ii) any of the Bank’s rights and remedies with respect to such other or subsequent Defaults or Events of Default.

     The Borrower hereby confirms, by its acceptance hereof, that the Loan Agreement remains in full force and effect.

The Borrower: DOVER SADDLERY, INC.

By:	/s/ Stephen L. Day
Title: President and CEO

The Bank:
BANK OF AMERICA, N.A.
(successor by merger to Fleet National Bank)

By:	/s/ Luanne T. Smith

Title: Vice President